UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 12, 2005

PROTEIN DESIGN LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2005, Protein Design Labs, Inc., a Delaware corporation (“PDL”) closed its previously-announced collaboration transaction with Biogen Idec MA Inc., a wholly-owned subsidiary of Biogen Idec, Inc. (“Biogen Idec”), for the joint development, manufacture and commercialization of three Phase II antibody products pursuant to a Collaboration Agreement, a Purchase Agreement and a Closing Agreement each between PDL and Biogen Idec (collectively, the “Agreements”).  Pursuant to the Closing Agreement executed as of August 2, 2005, following the satisfaction of all conditions, including expiration of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Collaboration Agreement and Purchase Agreement became effective as of the closing which took place on September 12, 2005.  At the closing, Biogen Idec purchased 4,058,935 shares of PDL common stock for aggregate proceeds to PDL of approximately $100 million and made an upfront payment of $40 million.  The press release announcing the closing of the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of the Agreements set forth under Item 1.01 of Form 8-K filed by PDL on August 2, 2005 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release, issued by Protein Design Labs, Inc. on September 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2005

PROTEIN DESIGN LABS, INC.

	By:	/s/ Glen Y. Sato
Glen Y. Sato
Senior Vice President and
Chief Financial Officer